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                                                          Exhibit (10)(iii)(A)29


                  RESOLVED: that the Board hereby adopts the following resolutions, as recommended by the Committee, amending the executive benefit plans, programs and funding arrangements, as described below, effective January 1, 2004 (unless otherwise indicated):

                 RESOLVED: that the following terms, when used in these resolutions, shall have the meanings set forth below, unless the context clearly requires a different meaning:

                EXECUTIVE: "Executive" means a management employee of a Participating Company (as that term is defined in the AT&T Management Pension Plan) classified as "Manager 5" in a non-banded environment, or at salary grade level of "E-band", or its equivalent, in a banded environment.

                SENIOR MANAGER: "Senior Manager" shall mean a management employee of a Participating Company classified as "Manager 6" in a non-banded environment, or at salary grade level above "E-band", or its equivalent, in a banded environment.

                RESOLVED: that, the AT&T Senior Management Long Term Disability and Survivor Protection Plan (the "Disability Plan") is hereby amended, effective as soon as practicable on or after January 1, 2004, (the "Disability Effective Date"), with respect to participants who become disabled under the terms of the Disability Plan on or after the Disability Effective
Date:

         (a) To provide a weekly short-term disability benefit to all Executives and Senior Managers (collectively, "Participants") who become "disabled" (as that term is defined in Section 2.01(a) of the Disability Plan) equal




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                  to the weekly equivalent of one hundred percent (100%) of such
                  Participant's annual base salary rate. The short-term disability benefit will commence on the eighth consecutive day of the Participant's absence from work due to his or her disability, and end on the earlier of (i) the date the Participant ceases to be disabled, or (ii) the last day of the twenty-sixth week after commencement of the short-term disability benefit, reduced by benefit payments from certain other Company benefit plans as specified in the Disability Plan;

         (b) To reduce the period preceding the Participant's eligibility for long-term disability benefits under the Disability Plan to twenty-six (26) weeks from the date when the Participant commences receiving short-term disability benefits under the Disability Plan;

         (c) To provide a long-term disability benefit for all Participants in the Disability Plan who become "disabled" (as that term is defined in Section 2.01(b) of the Disability Plan), regardless of level or length or service, equal to sixty percent (60%) of such Participant's eligible compensation as determined under the terms of the Disability Plan, reduced by benefit payments from certain other Company benefit plans as



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                                     - 3 -


                  specified in the Disability Plan, if, after the end of the twenty-six week period referred to in paragraph (a), and as a result of the same physical or mental impairment resulting in the payment of short-term disability benefits, the Participant remains disabled. Long-term disability benefits shall commence beginning with the twenty-seventh week following the date when the Participant commenced receiving short-term disability payments under the Disability Plan and ending on the earlier of (i) the cessation of the Participant's disability, or (ii) the Participant's sixty-fifth birthday;

         (d) To provide that a Participant may, prior to becoming eligible for benefits under the Disability Plan, purchase additional long-term disability benefits in an amount up to a maximum of ten percent (10%) of such Participant's eligible compensation as determined under the terms of the Disability Plan, and up to seventy percent (70%) of the average of such Participant's two most recent annual short-term bonus payments, which additional disability benefits shall not be subject to reduction or offset by benefit payments made under any other Company benefit plan; and


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                                     - 4 -


                  RESOLVED: that the provisions of the AT&T Senior Management Long Term Disability and Survivor Protection Plan (the "Disability Plan") providing for (i) a minimum disability benefit after a Participant has attained age 65 under Section 2.04 of the Disability Plan, (ii) a minimum retirement benefit provided in Article 3 of the Disability Plan, (iii) a surviving spouse benefit under Article 4 of the Disability Plan, and (iv) a death benefit under
Article 5 of the Disability Plan, shall remain in effect for Senior Managers and shall not apply to any Executives otherwise covered under the Disability Plan; and

                  RESOLVED:  that the AT&T Short Term Disability Benefit
Plan for Management Employees and the AT&T Long Term Disability Plan for Management Employees are hereby amended, effective concurrently with the Disability Effective Date as defined in the second preceding Resolution, to terminate eligibility for all Senior Managers and Executives, provided that, as of the day before the Disability Effective Date, such employees have not incurred any disability that would otherwise qualify them to receive benefits from either the AT&T Short Term Disability Benefit Plan for Management Employees or the AT&T Long Term Disability Plan for Management Employees; and

                  RESOLVED: that the AT&T Corp. Executive Basic Life Insurance Program ("EBLIP") is hereby amended, effective January 1, 2004, to provide for the orderly and efficient exchange, transfer or


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surrender of EBLIP insurance policies in order to provide replacement life insurance coverage, under the AT&T Corp. Senior Management Universal Life Insurance Program, to Executives whose participation in EBLIP is terminated pursuant to the balance of this sentence, and to thereafter terminate the EBLIP participation of any employee actively employed by AT&T Corp. or any of its affiliates (the "Company") as soon as practicable on or after January 1, 2004. The EBLIP shall continue to be maintained in accordance with its terms and conditions for those participants in EBLIP who have terminated employment from the Company on or before December 31, 2003 and for whom an EBLIP policy has been purchased; and

                  RESOLVED: that the AT&T Corp. Executive Basic Life Insurance Program ("EBLIP") is hereby amended, effective January 1, 2004, to provide that, in the event of the termination of an Executive's participation in the EBLIP as a result of the substitution or replacement of coverage under EBLIP with coverage under another Company-sponsored executive life insurance program, such as is provided in the following resolution, the Insurance Policy (as that term is defined in EBLIP)



         (a)      Shall not be transferred to the Executive; and


         (b) The Company shall have the absolute right to retain, exchange, transfer or surrender the Insurance Policy as it may determine in its sole and absolute discretion;


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                                     - 6 -


                  RESOLVED: that the AT&T Corp. Senior Management Universal Life Insurance Program ("SMULIP") is hereby amended, effective January 1, 2004:

         (a) To provide that all Executives shall be eligible to participate in SMULIP concurrently with the termination of their participation in the AT&T Executive Basic Life Insurance Program;

         (b) To revise the existing pre-retirement death benefit provisions to provide a pre-retirement death benefit for all participants in SMULIP, regardless of level, equal to three times the eligible employee's annual base salary rate (unless otherwise elected in accordance with paragraph (d) of this resolution);

         (c) To revise the existing post-retirement death benefit provisions to provide a post-retirement death benefit for all participants in SMULIP, regardless of level, equal to two times the eligible employee's annual base salary rate (unless otherwise elected in accordance with paragraph (d) of this resolution);

         (d) To provide to those employees who are participants in SMULIP and employed by the Company as of December 31, 2003, a one-time election to continue the coverage in effect under SMULIP on December 31, 2003 (subject to all


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                                     - 7 -


                  terms and conditions of SMULIP in effect as of December 31,
                  2003) without regard to the changes to SMULIP described in the preceding paragraphs of this resolution;

         (e) The SMULIP shall continue to be maintained in accordance with its terms and conditions, including the Company's right to amend, modify or terminate, for those participants in SMULIP who have terminated employment with the Company on or before December 31, 2003;



                  RESOLVED: that the AT&T Senior Management Incentive Award Deferral Plan (the "Deferral Plan") is hereby amended, effective as soon as practicable on or after January 1, 2004 the "Deferral Effective Date"), with respect to deferrals of base salary, annual bonus and performance share and restricted stock unit awards earned, payable or granted on or after the Deferral Effective Date:



         (a) To permit all Executives and Senior Managers to participate in the Deferral Plan, as modified by these resolutions, and to defer receipt of an amount not to exceed fifty percent (50%) of their annual base salary, one hundred percent (100%) of their annual bonus, and one hundred percent (100%) of their annual grant of performance shares or restricted stock units (collectively, "Compensation") with respect to Compensation earned or payable on or after the Deferral


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                                     - 8 -


                  Effective Date in accordance with procedures to be established by the Executive Vice President-Human Resources, in consultation with the AT&T Vice President-Taxes and Tax Counsel;

         (b) To provide that the Company shall periodically credit to each participant's cash account a matching contribution, in an amount equal to two-thirds of the sum of the participant's base salary deferred and annual bonus deferred under the Deferral Plan on or after the Deferral Effective Date, provided, however, that such matching contribution shall be subject to vesting provisions identical to those that exist under the AT&T Long Term Savings Plan for Management Employees ("LTSPME"), and such matching contributions shall not exceed four percent of the sum of the participant's base salary plus annual bonus (before reduction by the amount of (i) any deferrals under the Deferral Plan, or (ii) elective deferrals under the LTSPME, or (iii) salary reductions under any Company cafeteria plan), reduced by the amount of matching contributions allocated to the participant's account under the LTSPME for the corresponding payroll period;

         (c) To provide that Participant Accounts shall be credited under the Deferral Plan with interest and dividend


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                                     - 9 -


                  equivalent payments, in accordance with the existing interest and dividend equivalent crediting provisions of the Deferral Plan;

         (d) To provide that, in accordance with procedures to be established by the Executive Vice President - Human Resources, in consultation with the AT&T Vice President-Taxes and Tax Counsel, participants may elect to receive a distribution of their Deferral Plan accounts attributable to Compensation earned or payable on or after the Deferral Effective Date, by choosing among the distribution options currently available under the Deferral Plan, subject to the modifications to those options described in the Board Presentation (i.e., in-service withdrawals permitted at any age, reduction in the maximum installment period to 10 years, ability to change distribution elections no later than one year prior to termination of employment, and distributions required to commence within one year after termination);

         Existing elections under the Deferral Plan to defer receipt of compensation otherwise payable in calendar year 2003 shall remain effective, and compensation deferred pursuant to such an election, as well as existing deferrals in such Deferral Plan, shall continue to be deferred under the Deferral Plan, credited


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                                     - 10 -


         with interest or earnings at the rate determined in accordance with current plan provisions, and distributed in accordance with the terms of the participants' elections and the distribution provisions of the Deferral Plan in effect on December 31, 2003;

                  RESOLVED: that the AT&T Management Pay Plan is hereby amended, effective January 1, 2004, to provide that no payment with respect the lost Company Match (the Company Matching Contribution that would have been made to the AT&T Long Term Savings Plan for Management Employees in 2003 or any year thereafter, but for the limitation on compensation set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended), shall be made with respect to any Executive or Senior Manager; and

                  RESOLVED: that the AT&T Non-Qualified Pension Plan, the AT&T Excess Benefit and Compensation Plan, the AT&T Mid-Career Pension Plan, and the AT&T Senior Management Long Term Disability and Survivor Protection Plan (collectively, the "Non-Qualified Plans") are each hereby amended, effective January 1, 2004, to provide that the Company's right and discretionary authority under the respective Non-Qualified Plans to direct that non-qualified benefits payable to a participant or his or her surviving spouse, as applicable, be made through the purchase and distribution of one or more commercial annuity contracts shall be applicable to only the non-qualified benefits payable from the respective Non-Qualified Plans to any


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                                     - 11 -


participant (or the surviving lawful spouse of any such participant, as applicable) who:

         (a) Is on the active payroll of the Company (or on an approved leave of absence with guaranteed right of reinstatement with the Company) and classified as a Senior Manager on December 31, 2003, and

         (b) Satisfies the age and service requirements (other than by virtue of the "Rule of 65") in effect at the time the participant terminates employment with the Company for receipt of retirement-related health benefits under the AT&T Corp. Postretirement Welfare Benefits Plan (or any successor to such plan) (other than through a Company-sponsored employee-paid health benefits access program or through the AT&T Corp. Separation Medical Plan), without regard to whether or not the Senior Manager has five years of service as of December 31, 1999;

                  RESOLVED: that Schedule 1 to the AT&T Corp. Benefits Protection Trust (the "Trust") is hereby amended in its entirety to read as follows:


                                    Account A

         1. AT&T Non-Qualified Pension Plan (with respect to benefits that may become payable to Senior Managers)


         2.       AT&T Mid-Career Pension Plan


         3. AT&T Excess Benefit and Compensation Plan (with respect to benefits that may become payable to Senior Managers)


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                                     - 12 -



         4. AT&T Senior Management Long Term Disability and Survivor Protection Plan (with respect to benefits that may become payable to Senior Managers)

                                    Account B

         1. AT&T Senior Management Incentive Award Deferral Plan (with respect to benefits that may become payable to Senior Managers)

                                    Account C

         1. AT&T Senior Management Incentive Award Deferral Plan (with respect to benefits that may become payable to Executives)

         2. AT&T Excess Benefit and Compensation Plan (with respect to benefits that may become payable to Executives)

         3. AT&T Non-Qualified Pension Plan (with respect to benefits that may become payable to Executives)

         4. AT&T Senior Management Long Term Disability and Survivor Protection Plan (with respect to benefits that may become payable to Executives)

                  RESOLVED: That the AT&T Non-Qualified Pension Plan is hereby amended to provide benefits to Senior Managers and Executives in an amount sufficient to make up for any reduction in benefits under either the AT&T Management Pension Plan or the AT&T Excess Benefits and Compensation Plan resulting from the Senior Manager's or Executive's election to defer Compensation under the terms of the Deferral Plan;

                  RESOLVED: that, subject to the agreement of the Trustee of the AT&T Corp. Benefits Protection Trust (the "Trust"), the Trust is hereby amended, effective January 1, 2004, to provide for funding, in accordance with the terms of the Trust, of benefits payable to Executives pursuant to the terms of the AT&T Senior Management


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                                     - 13 -


Incentive Award Deferral Plan, the AT&T Excess Benefit and Compensation Plan, the AT&T Non-Qualified Pension Plan and the AT&T Senior Management Long Term Disability and Survivor Protection Plan, and that contributions to the Trust (both unallocated prior contributions and all future contributions) shall be allocated first within the Trust to Trust Account "A"; thereafter, once Trust Account "A" is fully funded (i.e., continually funded at the "Full Funding Amount" as defined in the Trust), to Account "B"; thereafter, once Trust Account "B" is fully funded (i.e., continually funded at the "Full Funding Amount" as defined in the Trust ), to Account "C"; and

                  RESOLVED: that, the Executive Vice President - Human Resources (or her successor or delegate), with the concurrence of the AT&T Law Division, is authorized, without further Board approval, to (1) incorporate appropriate language into the plans, programs, funding arrangements and perquisite documents identified above, including changing the names of the plans, to reflect properly the provisions and intent of the foregoing amendments and the materials presented to the Board, and attached hereto as Exhibit 1, (2) to determine the appropriateness of establishing separate plans with respect the benefits that are the subject of these resolutions and to adopt such separate plans, otherwise consistent with the foregoing resolutions and the Board Presentation, if it is determined to be in the best interests of the Company and its Senior Managers and Executives, (3)


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                                     - 14 -


take such action and to approve such amendments to other AT&T benefit plans, programs and funding arrangements as may be reasonably necessary or appropriate to conform such other benefit plans, programs and funding arrangements to the amendments made by the foregoing resolutions, (4) make administrative amendments to such plans, programs and funding arrangements, including reviewing and, if appropriate, modifying any funding assumptions with respect to life insurance policies issued under SMULIP, as may be necessary or appropriate to implement the foregoing resolutions and that are consistent with the intent of the Board Presentation, and (5) take such further action including, but not limited to, conducting requests for proposals for new vendors or insurance or annuity carriers, determining whether to insure or self insure such benefits, entering into contract arrangements with vendors, service providers, administrators (including insurers with respect to life insurance and disability benefits), and consultants, as she considers necessary or appropriate to implement the foregoing resolutions and as may otherwise be necessary to comply with legal, statutory, and regulatory requirements; and

                  RESOLVED: that, the Chairman and Chief Executive Officer of AT&T Investment Management Corporation (or his successor or delegate), be and hereby is, authorized and directed to (1) take such action and to approve and execute such amendments to the AT&T Corp.


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                                     - 15 -


Benefits Protection Trust (the "Trust) as may be reasonably necessary or appropriate, and as may be acceptable to the Trustee, to implement the foregoing resolutions, or as may otherwise be necessary to comply with legal, statutory, and regulatory requirements, and (2) make such administrative amendments necessary or appropriate to implement the foregoing resolutions and that are consistent with the intent of the Board as reflected in these resolutions and the materials presented to the Board, as attached hereto as Exhibit 1.